Exhibit 10.2

Series B Preferred Stockholder Limited Waiver

September 30, 2026

ELECTRONIC MAIL

Dragonfly Energy Holdings Corp.

12915 Old Virginia Road

Reno, Nevada 89521

Attention: Denis Phares, Ph.D., CEO and President

Email: denis@dragonfly.com

Dear Mr. Phares:

Reference is made to that certain Certificate of Designation of Rights and Preferences of Series B Convertible Preferred Stock, $0.0001 par value (the “Series B Preferred Stock”) of Dragonfly Energy Holdings Corp., a Nevada corporation (the “Company”), dated as of November 4, 2025 (the “Certificate of Designation”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Certificate of Designation.

Each undersigned is a holder of shares of Series B Preferred Stock and, collectively, the undersigned hold 100% of the outstanding shares of Series B Preferred Stock and constitute the “Requisite Holders” as defined in the Certificate of Designation. Pursuant to Section 3 of the Certificate of Designation, holders of Series B Preferred Stock are entitled to receive from the Company dividends (“Dividends”) at a rate of ten percent (10%) per annum; provided that each Quarterly Dividend Amount is payable as eight percent (8%) in cash (“Cash Dividends”) and two percent (2%) as payment-in-kind (“PIK Dividends”), on the terms and subject to the conditions set forth therein, with Dividends for the quarter ending September 30, 2026 (the “September Dividend”) payable on October 1, 2026.

Each undersigned hereby irrevocably and unconditionally waives, solely with respect to the September Dividend, its right to receive payment of the full Cash Dividend on or prior to October 1, 2026; provided that (a) the Company shall pay Cash Dividends equal to two percent (2%) per annum to holders of Series B Preferred Stock on or prior to October 1, 2026, (b) the Company shall pay Cash Dividends equal to six percent (6%) per annum to holders of Series B Preferred Stock on or prior to October 30, 2026, (c) PIK Dividends shall continue to accrue and accumulate at a rate of two percent (2%) per annum as contemplated by the Certificate of Designation, (d) so long as the Company complies with clauses (a) and (b), such deferral shall not constitute a Non-Payment Event or Preferred Default and (e) except as expressly modified by this waiver, all other terms of the Certificate of Designation shall remain in full force and effect, including, without limitation, the dividend rate, accrual provisions, and the rights and preferences of the holders of Series B Preferred Stock.

This waiver shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to principles of conflicts of law thereof. This waiver may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has executed this waiver as of the date first written above.

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[Signature Page to Series B Preferred Stockholder Limited Waiver]

ACKNOWLEDGED AND AGREED:

DRAGONFLY ENERGY HOLDINGS CORP.

By:	/s/ Denis Phares
Name:	Denis Phares
Title:	Chief Executive Officer

[Signature Page to Series B Preferred Stockholder Limited Waiver]